Exhibit 99.1

DRI Corporation Announces Order for Mobitec® Products in Uruguay

Order Valued at Approximately $650,000 USD

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec Group subsidiary in Sweden has received through its 50 percent owned joint venture in Brazil an order for Mobitec® electronic destination sign systems for the bus fleet in Montevideo, Uruguay, valued at approximately $650,000 USD.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “Our Mobitec Group has received an order from a major transit operator in Montevideo, Uruguay. Among the products ordered to both retrofit the existing Montevideo bus fleet and fit new vehicles being added to that bus fleet are LED sign systems, control units, and cabling. Delivery has already commenced and should conclude in the last half of 2008. Fleet retrofit business is a particularly good indicator, in our opinion, of acceptance of a new technology in the market.”

ABOUT MOBITEC GROUP

A premier global supplier of electronic destination sign systems, the Company’s Mobitec Group is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders, the acceptance of new technology, the amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, the expected restructuring of our current debt obligations, and that we will be able to effect this restructuring prior to the maturity of our current debt obligations, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders; that acceptance of new technology may not occur; that we may not have accurately forecasted the timing or amount of future revenues; that our expectations as to future business and revenue growth trends and future annualized run rates may not materialize; that we will be unable to restructure our debt obligations in a way that is compatible with our near-term growth plans and upon terms and conditions that are beneficial to the Company and that will permit us to repay our current debt obligations prior to their maturity; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com